Exhibit 10.142.1

FIRST AMENDMENT TO THE 2008 AMENDED AND
RESTATED PACKAGING AND LABELING SERVICES AGREEMENT

This First Amendment ("Amendment") to the Amended and Restated Packaging and Labeling Services Agreement, dated September 15, 2008, (the "Agreement") by and between Endo Pharmaceuticals Inc. ("Endo") and Sharp Corporation ("Sharp") is made and entered into effective as of December 1, 2010.

WHEREAS, the parties desire to amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreement contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.     Section 2.1 (c) (iii) of the Agreement is hereby deleted in its entirety and replaced with the following:

"On or after December 1, 2010, Sharp may, at its own cost and expense, move the Existing Lines to Sharp's warehouse for storage and maintain the Existing Lines during storage. In the event that the Second Lidoderm® Line becomes inoperable for an extended period of time the parties shall discuss in good faith taking the Existing Lines out of storage. Within ten (10) days of the date on which the parties mutually agree to reinstate the Existing Lines, Sharp shall, at its own cost and expense, move the Existing Lines to Sharp's Allentown facility and have them assembled and production ready.

[FOR DISCUSSION PURPOSES:

2.     Section 7.1 is hereby amended and restated as follows:

"7.1 Term: The Term of the Agreement is extended to March 1, 2015. Thereafter, this Agreement may be renewed for additional one (1) year periods upon the mutual agreement of the parties."

3.     Except as amended by this Amendment, all terms and conditions of the Agreement are affirmed and remain in full force and effect.

4.     This Amendment may be signed simultaneously in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

5.     This Amendment shall be construed, performed and enforced in accordance with, and governed by, the laws of the Commonwealth of Pennsylvania, without giving effect to the principles of conflicts of laws thereof.

Exhibit 10.142.1

6.     The Agreement, as modified by this Amendment, contains the entire understanding between the parties hereto with respect to the transactions contemplated by the Agreement and supersedes and replaces all prior and contemporaneous agreements and understandings, oral or written, with regard to such transactions.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized representatives.

Endo Pharmaceuticals Inc.     Sharp Corporation

By:    /s/ DANIEL CARBERY         By: /s/ JEFF BENEDICT
Daniel Carbery                Jeff Benedict

Title: SVP                     Title: Vice President

Date: 12/6/2010                 Date: 11/29/2010

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